NTN CANADA, INC.
                                 14 Meteor Drive
                               Etobicoke, Ontario
                                 Canada M9W 1A4

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 27, 1998

To the Shareholders of NTN Canada, Inc.:

      NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of Shareholders of NTN Canada, Inc., a New York corporation (the "Company"), will be held at 10:00 a.m., local time, on February 27, 1998, at the offices of the Company, 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4, for the following purposes:

            (a) To elect a seven member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

            (b) To consider and act upon a proposal to replace the Company's Long Term Incentive Plan with a new Stock Option Plan and to increase the number of shares of the Company's Common Stock subject to such plan from 525,000 to 1,000,000;

            (c) To ratify the Board of Directors' selection of auditors, Ernst & Young, Chartered Accountants;

            (d) To consider and vote upon an amendment to Article 1 of the Company's Certificate of Incorporation, which provides for a change in the name of the Company from NTN Canada, Inc. to Networks North, Inc.; and

            (e) To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on January 5, 1998 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated:   January 23, 1998                    By Order of the Board of Directors,

                                             Mark Truman, Acting Secretary

 SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED
                  PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

      It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                NTN Canada, Inc.
                                 14 Meteor Drive
                               Etobicoke, Ontario
                                 Canada M9W 1A4
                                 (416) 675-6666

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                February 27, 1998


                                                                January 23, 1998


      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NTN Canada, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on February 27, 1998, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

      All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed below, FOR the replacement of the Company's Long Term Incentive Plan, FOR the ratification of the Board of Directors' selection of auditors and FOR an amendment to Article 1 of the Company's Certificate of Incorporation to change the name of the Company.

      Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's headquarters delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

      A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 1997 (the "1997 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about January 23, 1998) to all shareholders of record at the close of business on January 5, 1998. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

                                VOTING SECURITIES

      Only shareholders of record at the close of business on January 5, 1998 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.0467 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 2,535,233 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.1 In addition, the Company has outstanding 950,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company. In accordance with the terms of the Certificate of Designation by which the Preferred Stock was authorized, holders of Preferred Stock are entitled (after giving effect to the Stock Splits) to three votes for every fourteen shares of Preferred Stock held of record as of the record date for the Annual Meeting. Accordingly, there will be 2,535,233 shares (2,535,233 votes) of Common Stock and 950,000 shares (203,571 votes) of Preferred Stock, or an aggregate of 2,738,804 votes available to be cast at the Annual Meeting. The holders of a majority of the outstanding votes (i.e., 1,369,403 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast and the replacement of the Company's Long Term Incentive Plan, ratification of the Board of Directors' selection of auditors and the change of the Company's name shall be by a majority of the votes cast.

Shares Held By Directors and Named Executive Officers

      Set forth in the table below is information concerning the ownership, as of the close of business on January 5, 1998, of the Common Stock by the Company's directors and Named Executive Officers2, and all directors and present executive officers as a group (assuming all outstanding Preferred Stock is converted to Common Stock).

----------

(1) On August 15, 1996, September 30, 1992, and September 4, 1990, the Company effectuated three-for-two (3:2), one-for-seven (1:7) and one-for-ten (1:10) stock splits, respectively, of the Common Stock (the "Stock Splits"). Throughout this Proxy Statement, all references to shares of Common Stock refer to shares of Common Stock as adjusted to reflect the effectuation of the Stock Splits.

(2) The term "Named Executive Officers" includes all persons who served as Chief Executive Officer of the Company at any time during the Company's fiscal year ended August 31, 1997 (the "1997 Fiscal Year") and the four highest paid individuals whose total compensation exceeded $100,000 for the 1997 Fiscal Year and who were serving as executive officers of the Company at the end of the 1997 Fiscal Year. The only individual meeting this definition is Peter Rona, the President, Chief Executive Officer and Principal Financial and Accounting Officer of the Company.

                                              Amount and Nature of    Percent of
Name                                        Beneficial Ownership (1)  Class (1)
----                                        ------------------------  ----------
James R. Newell (2)......................         1,677,512 (3)          51.0%
James Thompson (2).......................         1,677,512 (3)          51.0
Peter Rona (4)...........................           400,357 (5)          14.5
Douglas Connolly.........................            38,158 (6)           0.1
Adrian P. Towning........................             5,250 (7)           0.0
Daniel C. Downs..........................               750 (7)           0.0
Dale G. Smith............................               750 (7)           0.0
All directors and executive
      officers as a group (7 persons)....         2,122,777 (8)          57.4%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) The address for Messrs. Newell and Thompson is c/o NetStar Communications Inc., 2225 Sheppard Avenue East - Suite 100, North York, Ontario, Canada M2J 5C2.

(3) Includes the 1,677,512 shares of Common Stock beneficially owned by NetStar Enterprises, Inc. ("NetStar"), a wholly owned subsidiary of NetStar Communications, Inc. (formerly Labatt Communications, Inc. ("NetStar Communications")). Mr. Newell is Senior Vice President of Finance and Chief Financial Officer and Mr. Thompson is President and Chief Operating Officer, of NetStar Communications. The 1,677,512 shares of Common Stock includes (a) 925,787 shares held of record by NetStar and
      (b) 751,725 shares (subject to adjustment) issuable upon exercise of an option (the "NetStar Option") granted pursuant to a Stock Purchase Agreement, dated as of October 4, 1994 (the "NetStar Agreement"), between the Company and NetStar. The NetStar Agreement also grants NetStar the right (the "NetStar Ownership Maintenance Right"), exercisable in the event the Company seeks to issue additional shares of Common Stock or any options, warrants, shares of preferred stock or other rights entitling the holder thereof to acquire Common Stock, to purchase from the Company such additional shares of Common Stock so as to permit NetStar to maintain the its then percentage ownership of outstanding Common Stock. The NetStar Option expires on April 4, 1998. The NetStar Ownership Maintenance Right is exercisable as long as NetStar owns any shares of Common Stock.

(4) The address for Peter Rona is c/o NTN Canada, Inc., 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4

(5) Includes (a) 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor Management, Ltd. ("Anor") and (b) 207,500 shares issuable upon exercise of options granted to Mr. Rona which are currently exercisable. Mr. Rona is the President, sole director and sole shareholder of Anor.

(6) Represents the first payment of stock in lieu of cash based upon two promissory notes owned by Mr. Connolly. The 38,158 shares of common stock are beneficially owned by 1199846 Ontario, Ltd., of which Mr. Connolly is the President. The remaining payments due under the promissory notes are not due within the next 60 days.

(7) Includes 750 shares of Common Stock issuable upon exercise of options, which vested on April 29, 1997, granted to each Messrs. Towning, Downs and Smith. Does not include an additional 750 shares of Common Stock issuable upon exercise of options granted to each of Messrs. Towning, Downs and Smith, which options are not exercisable within the next 60 days.

(8) Includes 1,152,082 shares issuable upon conversion of the Convertible Preferred Stock and the exercise of the options and rights referred to in notes (3) and (5) above.

Shares Held by Certain Other Shareholders

      The following table sets forth, as of the close of business on January 5, 1998, certain information with respect to each person who is known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, other than the directors set forth in the Directors and Named Executive Officers Ownership Table above.

                                            Amount and Nature of     Percent of
Name and Address                          Beneficial Ownership (1)   Class (1)
----------------                          ------------------------   ----------
NetStar Enterprises Inc.
2225 Sheppard Avenue East - Suite 100
North York, Ontario
Canada  M2J 5C2.........................        1,677,512 (2)           51.0%

Anor Management Ltd.
c/o Peter Rona
NTN Canada, Inc.
14 Meteor Drive
Etobicoke, Ontario
Canada M9W 1A4..........................          400,357 (3)           14.5

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Includes (a) 925,787 shares held of record by NetStar and (b) 751,725 shares (subject to adjustment) issuable upon exercise of an option (the "NetStar Option") granted pursuant to a Stock Purchase Agreement, dated as of October 4, 1994 (the "NetStar Agreement"), between the Company and

      NetStar. The NetStar Agreement also grants NetStar the right (the "NetStar Ownership Maintenance Right"), exercisable in the event the Company seeks to issue additional shares of Common Stock or any options, warrants, shares of preferred stock or other rights entitling the holder thereof to acquire Common Stock, to purchase from the Company such additional shares of Common Stock so as to permit NetStar to maintain its then percentage ownership of outstanding Common Stock. The NetStar Option expires on April 4, 1998. The NetStar Ownership Maintenance Right is exercisable as long as NetStar owns any shares of Common Stock.

(3) Includes (a) 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor and (b) 207,500 shares issuable upon exercise of options granted to Mr. Rona which are currently exercisable. Mr. Rona is the President, sole director and sole shareholder of Anor.

Voting by Directors and Executive Officers

      It is anticipated that the directors and the Named Executive Officers of the Company will vote FOR the nominees to the Board of Directors, (see "Election of Directors"), FOR the replacement of the Company's Long Term Incentive Plan (see "Long Term Incentive Plan"), FOR the ratification of the Board of Directors' selection of auditors (see "Ratification of the Board of Directors' Selection of Auditors") and FOR the change of name of the Company to Networks North, Inc. (see "Name Change"). Such directors and executive officers, and their affiliates, hold 1,163,552 or 42% of the votes entitled to be cast at the Annual Meeting.

                              ELECTION OF DIRECTORS

      The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders and until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

                                                                        Director
Name                 Age  Principal Positions with the Company            Since
----                 ---  ------------------------------------          --------

Peter Rona           51   President, Chief Executive Officer,             1987
                          Principal Financial and Accounting
                          Officer and Chairman of the Board of
                          Directors of the Company
Douglas R. Connolly  44   President of Magic Lantern Communications
                          Ltd.; Director of the Company                   1996
Daniel C. Downs      58   Director of the Company                         1993
James R. Newell      40   Director of the Company                         1994
James Thompson       55   Director of the Company                         1997
Dale G, Smith        48   Director of the Company                         1993
Adrian P. Towning    53   Director of the Company                         1994

      Peter Rona has been the President, Chief Executive Officer, Principal Financial and Accounting Officer and a director of the Company since September 1, 1987. He has been President of NTN Interactive Network, Inc. (formerly, NTN Sports, Inc. until 1993) from 1985 to 1991 and February 1993 to present. Mr. Rona has also been the President, sole director and sole shareholder of Anor Management, Ltd., a personal holding company since 1987.

      Douglas Connolly has been the President and a director of Magic Lantern Communications Ltd. (and its predecessor corporation) since 1985. On October 2, 1996, the Company acquired all of the outstanding stock of Magic. Mr. Connolly also has been President, director and a principal shareholder of Connolly-Daw Holdings Inc. (since 1987) and 1199846 Ontario Ltd. (since September 1996), two personal holding companies.

      Daniel C. Downs has been Executive Vice-President (1983 to April 1994), Chief Operating Officer (1983 to October 1996), President (April 1994 to March
1997) and a director (1985 to June 1997) of NTN Communications, Inc., a developer and distributor of interactive programs. Under a License Agreement, dated March 23, 1990 (the "License Agreement"), between Communications and NTNIN, the Company, through NTNIN, holds the exclusive license to market the products and programs of Communications throughout Canada through December 31, 2015. Mr. Downs was an independent marketing consultant from 1981 to 1983, during which time he also worked on the development of the interactive game QB1. From 1979 to 1981, he served as Executive Vice-President and General Manager of Hollywood Park Race Course. From 1974 to 1979, he served as Executive and General Manager for the Southern California Racing Association at Los Alamitos Race Course.

      James R. Newell is the Senior Vice President of Finance and Chief Financial Officer (October 1993 to present) of NetStar Communications Inc. (formerly, Labatt Communications Inc.), a company involved in broadcast operations. Mr. Newell was the Assistant Treasurer (1986 to 1987), Treasurer (1987 to 1989) and Vice President of Finance and Chief Financial Officer (1989 to October 1993) of Gandalf Technologies Inc., a manufacturer of data communications products. He was an auditor with KPMG (formerly, Peat Marwick Mitchell), an international firm of chartered accountants from 1980 to 1986. Mr. Newell is currently a director of The Discovery Channel (since March 1995).

      Dale G. Smith has been an officer and part owner of Montebello Farms Inc., the world's second largest breeders of Straight Egyptian Arabian Horses, since 1990. From 1988 to 1990, he was the President of Oden Capital Corporation, a privately owned venture capital company. From 1969 to 1988, he was a member of Deloitte & Touche, chartered accountants, having been elected a partner in 1980.

      James Thompson is the President of NetStar Communications, Inc.(formerly Labatt Communications, Inc.) (since January 1997), President (since June 1994) of TSN The Sports Network ("TSN"), a cable network providing sports, news and entertainment programming throughout Canada and an affiliate of NetStar. Mr. Thompson also served as General Manager (July 1988 to January 1997), Vice-President (July 1988 to June 1994), Vice-President of Programming (January 1986 to July 1988) and Program Director (July 1985 to January 1986) of TSN. Prior to joining TSN, Mr. Thompson was employed for over twenty years by the Canadian Broadcasting Corporation, serving in positions of increasing responsibility up to the level of Executive Producer.

      Adrian P. Towning is a private, independent investor in several companies involved in the communications industry. As a result of his investments, he has served as a director of some of these companies, including Medical Communications Corporation ("MCC") (1994 to July 1996). On May 14, 1996, MCC filed a petition under Chapter 7 of the United States Bankruptcy Code and the Bankruptcy Court appointed a Trustee of MCC on July 11, 1996. On July 16, 1996, MCC was dissolved. From 1983 to 1989, he established and managed Anglo-Massachusetts Investments Incorporated, with offices in Boston and London, which was involved in providing financial advice to Europeans.

      Pursuant to a Designation Agreement, dated as of October 4, 1994, among the Company, NTNIN and NetStar, the Company has granted NetStar the right to designate one-third (1/3) of the members of the Company's Board of Directors so long as NetStar is the owner of at least 20% and not greater than 50% of the outstanding Common Stock. Should NetStar's ownership be at least 10% and less than 20% of the outstanding Common Stock, NetStar would be entitled to designate one-sixth (1/6) of the members of the Company's Board. Further, should NetStar's ownership exceed 50% of the outstanding Common Stock, NetStar shall be entitled to designate one-half (1/2) of the members of the Company's Board. In accordance with the terms of the Designation Agreement, James R. Newell and James Thompson have been designated by NetStar as directors of the Company.

      Pursuant to a Management Agreement, dated October 1, 1996 (the "Magic Management Agreement"), between Magic and Connolly-Daw, Magic recommended that Douglas Connolly be elected as a director of the Company. On November 25, 1996, the Board of Directors of the Company acted on such recommendation by expanding the size of the Board to seven members and elected Mr. Connolly as an additional director to fill the newly created directorship. In addition, the Employment Agreement, dated October 1, 1996 (the "D. Connolly Employment Agreement"), between Magic and Douglas Connolly, which covers the employment term of October 1, 1997 through September 30, 1999, contains a provision under which Magic is to recommend that Douglas Connolly be elected as a director of the Company. In accordance with the terms of the Magic Management Agreement and the D. Connolly Employment Agreement, the Board of Directors nominated, and at the Company's 1997 Shareholders' meeting, the shareholders elected Mr. Connolly for a full term as a director of this Company.

Board Committees and Attendance Records

      The Company's Audit and Compensation Committee currently consists of Messrs. James Newell and Dale G. Smith. Neither Messrs. Newell nor Smith are officers or employees of the Company and neither has served in such capacities with the Company in the past.

      During the 1997 Fiscal Year, there were three formal meetings and two telephonic meetings of the Board of Directors of the Company. All of the directors were in attendance at such meetings, with the exception of one absence by Daniel C. Downs, two absences by Dale G. Smith and four absences by James Thompson. Furthermore, the Board of Directors conducted business on two occasions by unanimous written consent.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE
                     ABOVE-LISTED SLATE OF DIRECTOR-NOMINEES

                            LONG TERM INCENTIVE PLAN

      The Company proposes to replace the Company's current Long Term Incentive Plan (the "Existing Plan") with a new Stock Option Plan (the "Plan") and to increase the number of shares of the Company's Common Stock subject to such Plan from 525,000 to 1 million.

      As of January 5, 1998, the Company has issued an aggregate of 403,000 options to purchase shares of the Company's stock pursuant to the Existing Plan.

      The Plan shall offer selected key employees the opportunity to purchase common shares through the exercise of qualified and/or non-qualified stock options. An option entitles the employee to purchase common shares from the Company at a price determined on the date the option is granted. The Plan shall also provide that selected key employees may receive common shares as an award of Restricted Stock. Restricted Stock consists of common shares that are awarded subject to certain conditions, such as continued employment with the Company or an affiliate for a specified period. The Board of Directors believes that an additional increase of shares available for issuance pursuant to the Plan is necessary at this time as stated below.

      The Plan will continue to compensate key employees of the Company for the performance of their corporate responsibilities in a manner that will increase the market value of the Company's common shares. The benefits to employees under the Plan are dependent upon such improvement in market value of such shares. This will tend to motivate employees to look beyond the current period of operations and thereby benefit shareholders over the long term. In addition, the Board of Directors believes the Plan will aid the Company's ability to attract and retain competent management personnel in competition with other companies offering incentive compensation arrangements.

      The Plan shall be administered by a Stock Option Committee (the "Committee") which is appointed by the Board of Directors and shall consist of not less than 2 non-employee directors of the Company. The Committee will determine the eligibility of employees to receive the grant of an option, an award of Restricted Stock, or both. An employee of the Company is eligible to participate in the Plan if it is determined that such employee has or will contribute significantly to its profits or growth.

      The Committee will determine the number of shares that may be issued pursuant to each option, the maximum period in which an option may be exercised and the terms upon which an option may be exercised.

Options may be subject to such other terms and conditions as the Committee may prescribe consistent with the Plan. Each option will expire as determined by the Committee but not later than ten years from the date of grant. Options will not be transferable except by testamentary or intestate distribution.

      The option price will be fixed by the Committee and will generally be required to be paid in cash upon exercise. If the option agreement so provides, payment of all or part of the option price may be made by surrendering common shares with a fair market value not less than the option price or part thereof.

      The Committee will also determine who will receive an award of Restricted Stock and the number of shares subject to the award. The agreement evidencing an award of Restricted Stock will specify the conditions that must be satisfied before the shares become nonforfeitable and transferable. If the conditions of the Restricted Stock are not satisfied, the shares will be forfeited.

      Options or Restricted Stock to be issued to any director who is also an officer and employee of the Company must also be approved by a majority vote of those directors who are not officers and employees of the Company. The Certificates evidencing shares of Restricted Stock will be held by the Company while the restrictions are in force. During that period, the shares may not be transferred, pledged or disposed of in any manner. The Participant will, however, be permitted to vote the shares and receive dividends paid on them.

      The Board of Directors, without further action of the Shareholders may amend the Plan, but approval of the Shareholders is required if the amendment
(i) materially increases the aggregate number of shares that may be issued pursuant to options and Restricted Stock awards; (ii) materially increases the benefits accruing to Participants under the Plan, or (iii) materially changes the class of employees eligible to become Participants. No amendment may adversely affect any outstanding option or Restricted Stock award unless the Participant consents to such amendment.

      The Board of Directors unanimously approved the grant of 84,000 shares underlying stock options in fiscal year 1997 and approved the grant of 156,500 shares underlying stock options during fiscal year 1998, all pursuant to the Existing Plan. In light of this and prior Board approvals of grants of stock options under the Plan, the Board wants to increase the number of shares issuable from the 525,000 pursuant to the Existing Plan to 1,000,000 pursuant to the Plan.

Recommendation of the Board of Directors

      The Board of Directors believes that the best interests of the Company will be served by replacing the Company's Existing Plan and increasing the number of shares available for issuance under the Plan. The Board of Directors believes that awards made under the Existing Plan have enabled the Company to better compete for qualified personnel, to retain such personnel in the employ of the Company, and to motivate such personnel and align their long term interests with those of the stockholders. The Board of Directors further believes that the Plan will continue to accomplish those goals. To remain competitive in attracting and retaining qualified employees and to continue to provide such employees proper motivation and incentives, the Board of Directors believes that the proposed replacement of the Company's Existing Plan should be approved.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSAL
            TO REPLACE THE COMPANY'S CURRENT LONG TERM INCENTIVE PLAN

          RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

      Subject to shareholder ratification, the Board has selected Ernst & Young, Chartered Accountants, as independent auditors for the fiscal year ending August 31, 1998, and until its successor is selected. Ernst & Young has audited the Company's financial statements for the Company's fiscal years ended August 31, 1995, 1996 and 1997. No representative of Ernst & Young is expected to be present at the Annual Meeting, and accordingly it will not have an opportunity to make a statement or be available to answer questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                    BOARD OF DIRECTORS SELECTION OF AUDITORS

                                   NAME CHANGE

      The Company's Board of Directors has unanimously adopted an amendment to Article "1" of the Company's Certificate of Incorporation, which provides for a change in the name of the Company from NTN Canada, Inc. to Networks North, Inc.

      The purpose of the name change is to more accurately reflect the increasingly diversified nature of the Company's programming and services beyond the Company's interactive media programming pursuant to the Company's agreements with NTN Communications, Inc. The increasingly diversified nature of the Company's business is reflected in the Company's 1996 acquisition of Magic Lantern Communications, Ltd., which among other things, markets and distributes educational and media resources and video titles, and the Company's 1997 acquisition of Interlynx Multimedia, Inc., which designs and develops educational and corporate multimedia programming for CD-ROMs and Web-Sites and animation and 3-D rendering.


   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE TO CHANGE THE NAME OF
                       THE COMPANY TO NETWORKS NORTH, INC.

                             MANAGEMENT REMUNERATION

General

      The Company compensates its employees and directors in Canadian dollars ("Cdn$"). The amounts provided in the Compensation Table below, along with other disclosures on transactions with the Company's directors and officers, are set forth in U. S. dollars ("US$"). For information concerning the applicable exchange rates, see "Exchange Rates."

Summary Compensation Table

      The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended August 31, 1997 to the Company's Named Executive Officer.

                                                                                                     Long-Term
                                                                                                    Compensation
                                                                                                    ------------
                                                              Annual Compensation                      Awards
                                                  ---------------------------------------------     ------------
                                                                                                     Securities
                                 Year Ended                                        Other Annual      Underlying
  Name and Principal Position    August 31,         Salary            Bonus        Compensation        Options
  ---------------------------    ----------         ------            -----        ------------        -------
Peter Rona, President and Chief     1997          US$119,103        US$34,030         $   -0-          25,000
Executive Officer                   1996             115,090           10,961           3,483          37,500
                                    1995             111,674           11,167             -0-          75,000

      During the three year period ended August 31, 1997, the Company did not grant any restricted stock awards or stock appreciation rights. Additionally, all of the Company's group life, health, hospitalization, medical reimbursement or relocation plans, if any, do not discriminate in scope, terms or operation, in favor of the Named Executive Officers and are generally available to all salaried employees. Further, no Named Executive Officer received, in any of the periods specified in the Summary Compensation Table, perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer in the fiscal year in which such benefits were received, and no single type of perquisite or other personal benefits exceeded 25% of the total perquisites and other benefits reported for the Named Executive Officer in the applicable fiscal year.

Option Grants Table

      The following table sets forth (a) the number of shares underlying options granted to each Named Executive Officer during the 1997 Fiscal Year, (b) the percentage the grant represents of the total number of options granted to all Company employees during the 1997 Fiscal Year, (c) the per share exercise price of each option, (d) the expiration date of each option, and (e) the potential realized value of each option based on: (i) the assumption of a five (5%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term, and (ii) the assumption of a ten (10%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term.

                                                                                            Potential Realized Value at
                                                                                           Assumed Rates of Stock Price
                                                                                           Appreciation for Option Term
                                                                                           -----------------------------
                                        Percentage of
                     Number of          Total Options
                       Shares            Granted to
                     Underlying         Employees in        Exercise       Expiration
Name              Options Granted        Fiscal Year          Price           Date             5%                10%
----              ---------------       -------------       --------       ----------       ---------         ---------
Peter Rona             25,000                30%            US$4.875        11/25/01        US$33,672         US$74,406

Options Exercised and Remaining Outstanding

      Set forth in the table below is information, with respect to each of the Named Executive Officers, as to the (a) number of shares acquired during the 1997 Fiscal Year upon each exercise of options granted to such individual, (b) the aggregate value realized upon each such exercise (i.e., the difference between the market value of the shares at exercise and their exercise price),
(iii) the total number of unexercised options held on August 31, 1997, separately identified between those exercisable and those not exercisable, and
(iv) the aggregate value of in-the-money, unexercised options held on August 31, 1997, separately identified between those exercisable and those not exercisable.

                                                                                     Value of Unexercised
                                                  Number of Unexercised             In-the-Money Options at
                                                Options at August 31, 1997              August 31, 1997
                                              ------------------------------     ------------------------------
                  Shares
                Acquired on       Value
Name             Exercise        Realized     Exercisable      Unexercisable     Exercisable      Unexercisable
----            -----------      --------     -----------      -------------     -----------      -------------
Peter Rona          -0-             -0-         167,500             -0-           US$162,600           -0-

Director's Remuneration

      Each director not otherwise a full time employee of the Company is eligible to receive Cdn$500 for each meeting of the Board of Directors or committee thereof which they attend, along with the reimbursement of their reasonable expenses incurred on the Company's behalf. The NetStar designees on the Board have declined such compensation in the 1997 Fiscal Year and in previous fiscal years.

      On April 7, 1997, the following directors were awarded five-year options to purchase 1,500 shares of Common Stock each, at $3.875 per share: Daniel C. Downs, Dale G. Smith and Adrian P. Towning.

Employment Contracts with Named Executive Officers

      As of September 1, 1997, NTNIN extended by two years its employment agreement (the "Rona Employment Agreement") with Peter Rona, its President and Chief Executive Officer, originally dated as of September 1, 1994. Mr. Rona is also the President, Chief Executive Officer, Chief Financial and Accounting Officer and Chairman of the Board of Directors of the Company. NTNIN's obligations under the Rona Employment Agreement have been guaranteed by the Company. Mr. Rona does not receive any compensation from the Company other than pursuant to the Rona Employment Agreement.

      The Rona Employment Agreement provides for a base compensation of Cdn$165,375 with annual increases to be subject to review by the Board of Directors, but in no event less than the proportional increase in the Consumer Price Index as published by Statistics Canada, plus a bonus equal to a percentage of the annual base compensation paid to Mr. Rona determined by reference to the excess of NTNIN's actual net income before taxes over specified amounts set forth in the Rona Employment Agreement. The Rona Employment Agreement further provides for the granting to Mr. Rona of stock options at the discretion of the Board of Directors. The Board awarded Mr. Rona stock options to purchase 25,000 shares of Common Stock as of November 26, 1996. In all other respects, the basic provisions of the Rona Employment Agreement remains the same.

      Magic has entered into two separate Employment Agreements, each dated October 1, 1996, with Douglas Connolly and Wendy Connolly. These Employment Agreements each have two year terms commencing on September 1, 1997 and terminating on August 31, 1999, and pursuant to which Mr. and Ms. Connolly shall receive annual base salaries of Cdn$125,000 (US$90,025 at August 31, 1997) and Cdn$70,000 (US$50,414), respectively, together with automotive expenses of Cdn$12,000 (US$8,624) and Cdn$8,400 (US$6,050), respectively. There is a provision in each Employment Agreement for a cost-of-living adjustment to their base salaries for the second year of the term. In addition, under their respective Employment Agreements, Mr. and Ms. Connolly shall each be entitled to a bonus, not to exceed Cdn$50,000 (US$36,010) and Cdn$28,000(US$20,166), respectively (subject to a cost-of living adjustment for the second year of their respective terms), to be based upon the actual net income before taxes, if any, of Magic during each year of the terms of the Employment Agreements. The D. Connolly Employment Agreement further provides for Mr. Connolly to serve as President and Chief Operating Officer of Magic during its term.

      NTNIN has entered into an employment agreement, dated August 15, 1997, with Don Pagnutti, pursuant to which Mr. Pagnutti shall serve as NTNIN's Executive Vice President and Chief Operating Officer for a two year term, commencing on September 15, 1997 and terminating on September 14, 1999, with a revolving term to be reviewed annually at the anniversary of the commencement date. The agreement provides for an initial base compensation of $Cdn137,500 with annual reviews, together with automobile expenses of $Cdn9,000 plus a bonus equal to a percentage of the annual base compensation paid to Mr. Pagnutti determined by reference to the excess of NTNIN's actual net income before taxes over specified amounts set forth in the agreement. This agreement further provides for the granting to Mr. Pagnutti of stock options at the discretion of the Board of Directors.

      Neither the Company nor NTNIN has any other employment agreement in effect with any other executive employee.

                              CERTAIN TRANSACTIONS

      Set forth below is a description of certain transactions between the Company and its directors, executive officers and beneficial owners of five percent or more of the outstanding Common Stock, as well as certain business relationships between the Company and its directors, which occurred or existed in the 1997 Fiscal Year.

      (a) During the 1997 Fiscal Year, both pursuant to the License Agreement and otherwise, the Company paid Communications an aggregate Cdn$1,757,922 (US$1,266,058) as commissions. Under the License Agreement, the Company, through NTNIN, holds the exclusive license to market the products and programs of Communications throughout Canada through December 31, 2015. Daniel C. Downs, a director of the Company, is a former President and Chief Operating Officer of Communications.

      (b) On October 2, 1996, pursuant to a Stock Purchase Agreement, dated October 1, 1996 (the "Magic Lantern Agreement"), the Company, through NTNIN, acquired all of the outstanding stock of Magic. As consideration for the purchase of such stock the Company delivered Cdn$200,000 (US$146,800 on October 1, 1996) and a Non-Negotiable Promissory Note (the "Connolly-Daw Note") in the principal amount of Cdn$703,133 (US$516,099) to Connolly-Daw Holdings Inc.("Connolly-Daw") and a Non-Negotiable Promissory Note (the "1199846 Note") in the principal amount of Cdn$546,867 (US$401,400) to 1199846 Ontario Ltd ("1199846"). The Connolly Note requires principal payments of Cdn$78,133 (US$57,350),

Cdn$312,500 (US$229,375) and Cdn$312,500 (US$229,375) on August 31, 1998, 1999,
and 2000, respectively. In lieu of such cash payments, the Company has the option to tender payment to Connolly-Daw, and Connolly-Daw has the option to demand payment, in the form of 12,276, 49,097 and 49,096 shares of Common Stock (collectively, the "Connolly-Daw Shares"), respectively. The 1199846 Note requires principal payments of Cdn$312,500 (US$229,375) and Cdn$234,367 (US$172,025) on August 31, 1997 and 1998, respectively. In lieu of such cash payments, the Company has the option to tender payment to 1199846, and 1199846 has the option to demand payment, in the form of 49,097 and 36,821 shares of Common Stock (collectively, the "1199846 Shares"), respectively. Also pursuant to the Magic Lantern Agreement, Connolly-Daw, NTNIN and the Company entered into an Option Agreement, dated October 1, 1996, and 1199846, NTNIN and the Company entered into an Option Agreement, dated October 1, 1996 (together, the "Option Agreements"). Under the terms of the Option Agreements, in the event that either Magic or Mr. Connolly choose not to extend the term of the D. Connolly Employment Agreement beyond its initial term expiring on August 31, 1999, on or after September 1, 1999 and on or before September 30, 1999, Connolly-Daw and 1199846 shall each have the right to cause the Company to purchase any of the Connolly-Daw Shares or 1199846 Shares, as the case may be, then held by Connolly-Daw or 1199846 at a price equal to 90% of the market value (as defined in the Option Agreements) of such shares (Connolly-Daw having been granted the right in this event to cause acceleration of the September 1, 2000 payment under the Connolly-Daw Note to August 31, 1999) and the Company shall have the right to cause the Connolly-Daw and 1199846 to sell to the Company any of the Connolly-Daw Shares or 1199846 Shares, as the case may be, then held by Connolly-Daw or 1199846 at a price equal to 110% of the market value (as defined in the Option Agreements) of such shares (Connolly-Daw having been granted the right in this event to cause acceleration of the September 1, 2000 payment under the Connolly-Daw Note to August 31, 1999). Douglas Connolly, a director of the Company and President of Magic, is the President and a principal shareholder of both Connolly-Daw and 1199846.

      On September 5, 1997, the Company issued 38,158 shares of Common Stock of the Company and Cdn$65,000 to 1199846 in lieu of the August 31, 1997 payment pursuant to the 1199846 Note.

      (c) At the time of the Company's acquisition of Magic, Connolly-Daw was indebted to Magic in the amount of Cdn$160,000 (US$117,440 on October 1, 1996). This indebtedness is represented by a Promissory Note, dated October 1, 1996 (the "Magic Lantern Note"), in the principal amount of such indebtedness. The Magic Lantern Note is due on demand and bears interest, at a specified bank prime rate, payable monthly.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter which is to be presented for action at the Annual Meeting. If any matter other than those described above (i.e., election of directors, replacement of the Long Term Incentive Plan, ratification of the Board's selection of auditors, ratification of name change) does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

                                 EXCHANGE RATES

      This Proxy Statement contains translations of certain amounts in Canadian dollars ("Cdn$") into United States dollars ("US$") based upon the exchange rate in effect at the end of the period to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of the five years ended August 31, 1997, the average of the Noon Buying Rates on the last day of each month during each of such fiscal years and the high and low Noon Buying Rate for each of such fiscal year's were as follows:

                                                                    August 31,
                              --------------------------------------------------------------------------------------
                                 1997               1996               1995               1994               1993
                                 ----               ----               ----               ----               ----
At end of period...........   Cdn$1.3885         Cdn$1.3685         Cdn$1.3432         Cdn$1.3712         Cdn$1.3208
Average for period.........       1.3676             1.3634             1.3742             1.3573             1.2718
High for period............       1.3942             1.3815             1.4193             1.3890             1.3208
Low for period.............       1.3381             1.3401             1.3410             1.3095             1.1943

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

      Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1997, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's place of business listed above. There will be no charge for the Form 10-K, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

                          FUTURE SHAREHOLDER PROPOSALS

      From time to time, shareholders present proposals which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than September 23, 1998, for inclusion, if proper, in next year's proxy solicitation materials.

                                     GENERAL

      The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

                       WHILE YOU HAVE THE MATTER IN MIND,
            PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.


                              BY ORDER OF THE BOARD OF DIRECTORS,

                              Peter Rona, President

                               NTN CANADA, INC.
                            1998 STOCK OPTION PLAN

      1.    Introduction

            A. This Plan shall be known as the "1998 Stock Option Plan" (the "Plan") of NTN Canada., Inc., a New York corporation (the "Company"). The purpose of this Plan is to provide a method to give incentive to those persons or entities who, in the sole and absolute discretion of the Board of Directors of the Company (the "Board"), are responsible for the management, growth and/or protection of the business of the Company and who are making and can continue to make substantial contributions to the success of the Company's business including, but not limited to, present and future officers, directors, employees, consultants and professional advisors of the Company or any future Parent (hereinafter defined) or Subsidiary (hereinafter defined) of the Company. It is anticipated that the Plan will encourage such persons and entities to acquire capital stock ownership in the Company, thus giving them a proprietary interest, or increasing their proprietary interest, in the Company, providing them with greater incentive to make and continue to make substantial contributions to the success of the Company's business, and encourage them to continue in the service of, and promote the interests of, the Company and all of its stockholders. Accordingly, the Company periodically will grant to such persons and entities as may be selected as hereinafter provided, options (each an "Option") to purchase shares of Common Stock, par value $.0467 (the "Common Stock") of the Company, subject to the terms and conditions which are hereinafter provided.

            B. All "ISOs" (as hereinafter defined) which the Board, in its sole and absolute discretion, desires to grant must be granted on or before the tenth
(10th) annual anniversary date after the date earlier to occur of (i) when this Plan is adopted by the Board or (ii) when this plan is approved by the Stockholders of the Company (which date shall be set forth on the last page of this Plan).

            C. "Incentive stock options" ("ISO") are options which qualify pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). An Option which is granted under this Plan, which is not an ISO, shall be a "Non-Qualified Option". The Stock Option Committee may determine whether options which are granted to employees or non-employees shall be ISOs or Non Qualified Options subject to compliance with applicable laws. Anyone who is not an employee of the Company may only be granted Non-Qualified Options.

            D. The terms "Subsidiary," "Subsidiaries" and "Parent" shall have the same meaning as contained in Section 425 of the Code or under the section or sections of any future law which is in effect when any relevant event occurs and which covers the subject matter of said Code section.

      2.    Administration of the Plan

            A. This Plan shall be administered by a Stock Option Committee (the "Stock Option Committee") of not less than two (2) persons who shall be appointed by, and serve at the pleasure of the Board and shall only consist of non-employee directors of the Company. The term "Plan Administrators" shall mean the Stock Option Committee. To the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), determinations concerning Options granted to any person who is subject to
Section 16(b) of the Exchange Act shall be made by the Stock Option Committee, all of whose members shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act. The Committee may delegate to officers or employees of the Company or any Subsidiary, the authority, subject to such terms as the Committee may determine, to perform administrative functions and, with respect to persons not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable laws.

            B. For purposes of administrating this Plan, a majority of the Stock Option Committee must be present at a meeting and shall constitute a quorum and acts of a majority of a quorum at a meeting shall be required to be deemed the acts of the Stock Option Committee. In lieu of a meeting, the Stock Option Committee may also act by an instrument which is signed by a majority of the Stock Option Committee.

            C. The Stock Option Committee shall select one (1) Member as Chairman and shall hold meetings when and where they shall deem advisable. The Stock Option Committee shall appoint a Secretary who need not be a Committee Member and who shall maintain a record of its actions, decisions and proceedings. Subject to the provisions hereof, the Stock Option Committee shall:

                  i. select the persons or entities (each a "Grantee") to whom, and the times at which, Options shall be granted;

                  ii. determine the number of shares subject to each Option and its terms;

                  iii. prescribe the form (which shall be consistent herewith) of the instruments evidencing Options which are granted hereunder, which instruments may vary from one another and may be amended periodically as the Stock Option Committee shall deem appropriate;

                  iv. prescribe rules and regulations periodically for implementing this Plan as it may deem advisable, including, but not limited to, such rules and regulations as it shall deem advisable so that transactions involving Options may qualify for exemption from Section 16(b) of the Exchange Act under such rules and regulations as the Securities and Exchange Commission may promulgate periodically exempting transactions from Section 16(b) and;

                  v. decide every question about the interpretation or application of any provision of this Plan or of any instrument evidencing any Option which is granted under this Plan and may waive any requirement of any such instrument, to the extent which is permitted by law, if the Stock Option Committee determines that such action is consistent with the accomplishment of the purpose of this Plan; provided, however, that for any ISO such a waiver shall be effective only if it does not disqualify the Option as an ISO.

            E. No employee may be granted ISO's which are first exercisable by such employee during any single calendar year (under all plans of the Company, its Parent and all Subsidiaries if such plan meets the qualification for an ISO under Section 422 of the Code requirements) for shares of Common Stock which have an aggregate fair market value (determined at the time the Options are granted) which exceed $100,000 (the "$100,000 limitation"). The $100,000 limitation shall be applied by taking Options into account in the order in which such Options were granted. An employee may exercise Options in a single calendar year for the purchase of shares which exceed the $100,000 limitation if the Options in excess of $100,000 first became exercisable in prior calendar years. For example, if options having an aggregate fair market value of $50,000 are exercisable in 1998 and Options having an aggregate fair market value of $100,000 first become exercisable in 1999, Options having an aggregate fair market value of $150,000 can be exercised in 1999. To the extent that the aggregate fair market value of stock for which ISO's are exercisable for the first time during any calendar year (under all plans of the Company, its Parent and all Subsidiaries) exceeds the $100,000 limitation, the amount of such Options in excess of the $100,000 limitation shall constitute "Non-Qualified" options. If the Code is amended either to increase or decrease the $100,000 limitation and if said amendment is applicable hereto, then the $100,000 limitation shall be deemed to be amended by such amount.

            E. Determinations of the Plan Administrators, if any, shall be reported to the Board at its next meeting following the determination; provided however, that the failure to so report shall not affect any prior valid grant of Options by the Stock Option Committee. The Company shall implement the grant of Options hereunder, pursuant to determinations of the Stock Option Committee, by the execution of instruments in such form as are approved by the Stock Option Committee.

            F. ISOs and Non-Qualified Options shall be evidenced by an option agreement (the "Option Agreement"). Each Option Agreement shall be signed by the Company and the grantee of the Option (the "Grantee") and shall be in such form as the Stock Option Committee in its sole and absolute discretion, periodically shall designate. The Option Agreement shall state that the Options have been granted subject to the terms of this Plan as a condition pursuant to which the Options have been granted and received and may contain such additional provisions and restrictions as may be approved by the Stock Option Committee; provided, however that such provisions and restrictions are not inconsistent with this Plan. Each Option Agreement shall constitute a binding contract between the Company and the Grantee.

            G. Every action, decision, interpretation or determination by the Plan Administrators with respect to the application or administration of this Plan shall be made in the sole and absolute discretion of the Stock Option Committee subject to compliance with this Plan and, if not inconsistent with this Plan, shall be final and binding upon the Company and each person holding or claiming any right pursuant to this Plan or any Option which is granted pursuant to this Plan.

      3.    Stock Subject to this Plan

            A. The shares of Common Stock to be issued upon exercise of Options which are granted pursuant to this Plan shall be made available, in the sole and absolute discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock which are reacquired by the Company, including shares which are purchased in the open market.

            B. The number of shares of Common Stock which may be granted pursuant to this Plan shall be 1,000,000.

            C. If any Option which is granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock shall (unless this Plan shall have been terminated) become available for the granting of Options to the same grantee or to other grantees.

            D. If the number of outstanding shares of Common Stock shall be changed through any recapitalization, stock split or stock dividend, or similar transaction, the number and kind of shares of Common Stock for which Options may be granted thereafter pursuant to this Plan and the number of shares of Common Stock subject to Options theretofore granted pursuant to this Plan and the price per share payable upon exercise of such outstanding Options shall be adjusted as determined by the Stock Option

Committee so as to reflect such change; provided, however, that no such adjustment shall be made because additional shares of the Common Stock have been issued for services, property or money; provided further, however that if shares of Common Stock are issued for services, property, or money, the quantity of such services, property or money shall be deemed to be adequate consideration for purposes of this Paragraph "D" of this Article "3" of this Plan.

            E. If the existence of the Company is terminated because of the dissolution, liquidation, merger or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, every Option held by a person or entity pursuant to this Plan, or because of such person or entity's relationship with the Company, its Parent and all Subsidiaries (the question of whether an Option is held as because of such relationship with the Company, its Parent and all Subsidiaries shall be determined by the Stock Option Committee), shall be canceled simultaneously with the occurrence of such event upon written notice to the Grantees unless the Board shall by resolution provide otherwise; provided, however, that for a period of fifteen (15) days after receiving written notice of the occurrence of such event each such Grantee shall have the right to exercise his, her or its option immediately to the extent it shall not theretofore have been exercised, regardless of whether such Option was then exercisable because of the vesting requirements of Article "7" of this Plan, but in no event may any Option be exercised after the original expiration date of the Option; provided further, however, that any other limitation upon the exercise of such Option which may then be in effect upon the date of exercise shall be applicable.

            F. The granting of an Option under this Plan shall not affect in any way the right or power of the Company, its Parent or a Subsidiary to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

            4.    Eligibility of Grantees; Restricted Stock

            A. An ISO may be granted only to persons who are employees of the Company, its Parent or a Subsidiary. The term "employees" shall include officers who are employees of the Company, its Parent or a Subsidiary and shall include directors who are also employees of the Company, its Parent or a Subsidiary. Any person who is not an employee of the Company may be granted only Non-Qualified Options.

            B. In deciding to whom and for how many shares of Common Stock an Option shall be granted, the Stock Option Committee shall consider the relationship of the Grantee to the Company, the present and potential contributions of the Grantee to the success of the Company, the anticipated number of years of additional service of the

Grantee to the Company and such other factors which are deemed relevant by the Stock Option Committee for accomplishing the purpose of this Plan.

            C. No ISO shall be granted to any person who, after taking into account stock attributed to such individual under Section 424 (d) of the Code owns, at the time when the Option is granted, more than ten (10%) percent of the total combined voting power of all classes of shares of the Company, its Parent or a Subsidiary (the "ten (10%) percent limitation"); provided, however, that the foregoing does not disqualify an ISO whose exercise increases the employee's ownership and voting power from ten (10%) percent or less to more than ten (10%) percent; provided however, that the ten (10%) percent limitation shall not be applicable if the Option price is at least one hundred ten (110%) percent of the fair market value of the shares which are subject to the Option and the Option is exercisable for a period not exceeding five (5) years after it is granted; provided, further, however that if the Code is amended to revise any of the foregoing and if such amendment is applicable to this Plan, then the foregoing shall be deemed amended and modified to comply with such amendment. The foregoing restrictions which are contained in this Paragraph "C" of this Article "4" of this Plan shall not be applicable to Non-Qualified Options.

            D. Any person who has been granted one or more Options under this Plan or otherwise may, if this Plan so allows, be granted one or more additional Options under this Plan.

            E. Non-employee Directors of the Company shall be eligible to receive Options under the Plan only pursuant to the provisions of this Paragraph "E" of this Article "4" of this Plan. Each individual who agrees to become a Non-employee Director on the effective date of this Plan shall be granted, without the exercise of the discretion of any person, a Non-Qualified Option, for the purchase of one thousand five hundred (1,500) shares of Common Stock. Each individual who becomes a Non-Employee Director, following the effective date of this Plan shall, on the date such individual becomes a Non-employee Director, be granted, without the exercise of the discretion of any person, a NonQualified Option for the purchase of one thousand five hundred (1,500) shares of Common Stock. In addition, on the day of each annual stockholders meeting, each individual who is a continuing Non-employee Director upon conclusion of such annual stockholders meeting (other than a Non-employee Director who was first granted an Option pursuant to this Section 6 within ninety (90) days prior to the date of any such annual stockholders meeting) shall receive, without the exercise of the discretion of any person, a NonQualified Option for the purchase of one thousand five hundred (1,500) shares of Common Stock. If there is an insufficient number of shares of Common Stock available under this Plan to allow for the grant to each Non-employee Director of a Non-Qualified Option for the number of shares provided in this paragraph "E" of this Article "6" of this Plan, each Non-Employee Director shall receive a Non-Qualified Option in a pro rata amount to the total number of shares of Common Stock available under this Plan. The exercise price of each share of Common Stock subject to a Non-Qualified Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Common Stock on the date such Option is granted.

            F. Notwithstanding any other provision of this Plan to the contrary, the Stock Option Committee shall have the right, either in addition to or in lieu of the grant of Options, to grant awards of restricted stock ("Restricted Stock") in amounts to be determined in the sole and absolute discretion of the Stock Option Committee.

                  The Stock Option Committee may proscribe that the employees' rights to the Restricted Stock shall be forfeitable or otherwise restricted pursuant to the terms and conditions set forth in this Plan. Such proscription of the Restricted Stock shall not limit the employees' rights with respect to such shares, including, but not limited to the right to receive dividends and vote the Restrictive Stock; provided, however, that the Restricted Stock shall be subject to such restrictions on the transfer of stock as may be applicable pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      5.    Option Price

            The exercise price per share of Common Stock under each Option to be granted shall be determined by the Stock Option Committee but shall not be less than the fair market value of the Common Stock if such Option is an ISO and at least eighty five percent (85%) of such value for Non-Qualified options; provided, however, that if the Grantee, at the time the Option is granted, owns more than ten (10%) percent of the total combined voting powers of all classes of stock of the Company, the Option price shall be not less than 110% of the fair market value of the Common Stock if such Option is an ISO. For purposes of this Plan, and subject to the limitations herein, fair market value of the Common Stock on a given date shall be either: (A) if the Common stock is listed on a national securities exchange or quoted in a inter-dealer quotation system, the last sale price per share of, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by such exchange or system; or (B) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system, as determined by the Board. In no event shall such purchase price be less than the par value of the Common Stock of the Company.

      6.    Nontransferability of Option

            No option granted under this Plan shall be transferable by the Grantee, either voluntarily or by operation of law, otherwise than by the Grantee's last will and testament or the laws of descent and distribution, and no Grantee shall pledge, hypothecate or otherwise create any lien thereon. During the lifetime of any Grantee, an option shall be exercised only by the Grantee or the Grantee's guardian or legal representative if the Grantee is legally incompetent. The Option Agreement shall provide that upon granting Options pursuant to this Plan, the Grantee shall execute and deliver to the Company an Option Agreement in the form annexed hereto as Exhibit "A" in which the Grantee shall represent and warrant that, among other things, the purchase of Common Stock pursuant thereto is for investment only, and not with a view to distribution involving a public offering. Such a provision shall not be required in any Option Agreement if the Option has been registered by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

      7.    Exercise of Option

            A. Each option which is granted under this Plan shall by its terms expire at such time as designated by the Stock Option Committee at the time such Option is granted; provided, however, for ISOs such period shall expire not later than ten (10) years from the date when such Options were granted; provided further, however, that if any individual owns, at the time the ISO is granted, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of shares of the Company, its Parent or Subsidiary as set forth in Paragraph "C" of Article "4" of this Plan, such period shall expire not later than five (5) years from when such ISO was granted. The Plan Administrators may prescribe a longer period for any Non-Qualified option.

            B. Each Option which is granted under this Plan shall become vested after one year of continued employment by the Grantee by the Company, its Parent or a Subsidiary immediately following the date of the grant as follows: one-fourth of the aggregate number of shares subject to the Option shall be vested one year after the date of grant and, cumulatively, an additional one-fourth of the aggregate number of shares subject to the Option shall be vested at the expiration of each year thereafter so that four years after the grant of the Option, each Option shall be fully vested and exercisable, subject to the provisions of the Plan; provided, however, that if any individual owns, at the time the ISO is granted, shares possessing more than ten (10%) percent of the total combined voting power or value of all classes of shares of the Company, its Parent or Subsidiary as set forth in Paragraph "C" of Article "4" of this Plan, ISOs which are first vested at the expiration of the fifth year of continued employment immediately following the date upon which the option is granted may be exercised commencing thirty (30) days prior to the expiration of such fifth year. Notwithstanding the foregoing, the Plan Administrators may declare any other vesting schedule for any Option, provided that no Stock Option may vest prior to the first anniversary of the date of grant. An Option may be exercised only during the continuance of the Grantee's employment, except as otherwise provided in Articles "8" or "9" of this Plan.

            C. A person electing to exercise an Option shall give written notice to the Company in the form annexed hereto as Exhibit "B" which shall include the number of shares to be purchased; provided, however, that no Option may be exercised as to less than 100 shares unless it is exercised as to all of the shares then purchasable pursuant to this Plan. Such notice shall be accompanied by payment to the Company of the full purchase price in cash; provided that, if permitted by the Stock Option Committee, the purchase price may be paid in whole or in part by surrender or delivery to the Company of securities of the Company having a fair market value (determined as provided in Article "5" of this Plan) on the date of exercise which is equal to the portion of the purchase price being so paid. No shares shall be delivered upon exercise of an Option until the requirements of such laws and regulations as may be deemed to be applicable by the Stock Option Committee have been fulfilled. In addition, upon notification of the amount due, and not after delivery to the Grantee of a certificate representing such shares, the Grantee shall pay promptly any amount which is necessary to satisfy federal, state or local tax requirements. The aforesaid notice shall make such representations as to the investment intent of the purchaser, the information to which the purchaser shall have had access, and such other matters as the Stock Option Committee shall require, including, but not limited to, the statement in the form annexed hereto as Exhibit "A" which shall satisfy counsel to the Company that registration under the Securities Act of 1933, as amended, is not required for the issuance of the shares which are to be purchased. The Board may waive the making of such representations if the shares which are being purchased shall have been so registered under the applicable securities laws, but the Company shall have no obligation to any Grantee to effect any such registration.

            D. A legal representative, legatee or distributee of a Grantee shall be deemed to be a holder of any shares upon the Company's receipt of the exercise of any Option by such legal representative, legatee or distributee with payment of the full exercise price, after which time the foregoing legal representative shall have the right to receive any dividends, to vote, and to exercise any other right as a shareholder as to any such shares, notwithstanding the fact that such legal representative shall not have received the certificate or certificates for such shares.

      8.    Termination of Employment; Leave of Absence

            A. Except as otherwise provided in Article "9" hereof, if any Grantee of an ISO under this Plan shall cease for any reason to be an employee of the Company, its Parent or a Subsidiary, for any reason, such Grantee's ISO may be exercised to the extent that the Grantee had the right to exercise such ISO at the date of termination of employment until the earlier of the expiration date of such option or three (3) months after the date of the termination of employment; provided however, that if any employee is terminated for "cause", such ISOs shall terminate on the date of the termination of employment. For purposes of this Plan, "cause" shall mean the employee's fraud, misappropriation or embezzlement.

            B. Except as otherwise provided in Article "9" of this Plan, if any Grantee of a Non-Qualified Option under this Plan shall cease for any reason to have a relationship with the Company, its Parent or a Subsidiary for any reason, such Grantee's Non-Qualified Option may be exercised to the extent that the Grantee had the right to exercise such NonQualified Option at the date of termination of his, her or its relationship with the Company until the earlier of the expiration date of such Option or three (3) months after the date when the Grantee ceased for any reason to have a relationship with the Company, its Parent or a Subsidiary.

            C. Any Option which is granted hereunder shall not be affected by any change of duties or position of the Grantee; provided, however, that for an ISO, the Grantee shall continue to be an employee of the Company, its Parent or a Subsidiary.

            D. An Option Agreement may contain, to the extent permitted by applicable law, such provisions as the Stock Option Committee shall approve for the determination of when an Grantee terminates his or her relationship with the Company its Parent or a Subsidiary, and the effect of leaves of absence, which provisions may vary from one Option Agreement to another.

            E. Nothing herein or in any Option Agreement shall confer upon any officer, director, employee or any other person or entity any right to continue in his, her or its position or relationship with the Company, its Parent or a Subsidiary, or affect the right of the Company, its Parent or a Subsidiary, as the case may be, to terminate such position or relationship at any time unless otherwise provided for by agreement with the Company, its Parent or a Subsidiary.

      9.    Retirement with Consent, or Upon the Death or Total Disability of
            Grantee

            If a Grantee shall (A) if an employee, retire with the consent of the Company, its Parent or a Subsidiary, or (B) die while he is an officer, director, employee or consultant of or have another relationship with the Company, its Parent or a Subsidiary, or (C) become permanently and totally disabled (within the meaning of Section 22(e) (3) of the Code), while he is an officer, director, employee or consultant of, or have another relationship with, the Company, its Parent or a Subsidiary or (D) die within three (3) months after his termination from any such position, such Grantee's Option may be exercised as follows: by the Grantee within three (3) months after the date of his retirement or becoming totally disabled, as the case may be, or by the personal representative of the Grantee within one (1) year after the death of the Grantee while an officer, director, employee or consultant of, or have another relationship with, the Company, its Parent or a Subsidiary or within one (1) year after the death of the Grantee if the Grantee should die within three (3) months after the date of the Grantee's retirement or becoming totally disabled, as the case may be. In no event may any Option be exercised after the original expiration date of the Option and in all events, any Option may be exercised only to the extent that the Grantee was entitled to exercise the Option immediately preceding his termination by retirement, death, disability or otherwise as an officer, director, employee or consultant of, or have another relationship with, the Company, its Parent or a Subsidiary. If an employee retires without the consent of the Company, then the provisions of this Article "9" of this Plan shall not be applicable and the provisions of Article "8" hereof with respect to termination shall be applicable.

            10.   Granting of Options

            The grant of any Option pursuant to this Plan shall be in the sole and absolute discretion of the Stock Option Committee and nothing in this Plan shall be construed to confer upon any person or entity any rights except as specifically set forth in this Plan.

            11.    Indemnification and Exculpation

            A. Each person, who is or shall have been a member of the Stock Option Committee, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense which may be imposed upon or reasonably incurred by such person because of any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts which are paid by such person in settlement thereof (with the Company's prior written approval) or paid by such person in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of such person's willful malfeasance or fraud; provided however that as a condition precedent to such indemnification, upon the institution of any claim, action, suit or proceeding against such person, such person shall be required to give prompt written notice to the Company of such claim, action, suit or proceeding which notice shall contain a reasonably thorough description of the nature and amount of the claim of indemnification. The Company shall have the right, at its own expense, to participate in and, to the extent if may wish to, assume the defense thereof before such person undertakes said defense. The Company's right to assume the defense of any claim, obtain suit or proceeding shall be a condition precedent to the Company's indemnification obligation and if the Company is not given said right, it shall have no obligation to assume such defense and provide indemnification. If such written notice is not timely provided, the Company shall have no obligation to indemnify such person. The foregoing right of indemnification shall not be excluded of any other right to which such person may be entitled as a matter of law or otherwise, or any obligation or power that the Company may have to indemnify such persons or hold harmless such persons, whether pursuant to the Company's By-Laws or otherwise.

            B. Each member of the Board of Directors, and Stock Option Committee, and each officer and employee of the Company shall be fully justified in relying or acting upon any information which is furnished to the Company by any person or persons other than himself or herself for the administration of this Plan. In no event shall any person who is or shall have been a member of the Board or Stock Option Committee, or an officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action taken (including the furnishing of information) or any failure to act, if in good faith.

      12.   Tax Withholding

            The Company shall have the right to require that the Grantee make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy any obligation it may have under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted pursuant to this Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

      13.   Adoption of the Plan

            This Plan shall be deemed to be in effect on the date upon which this Plan has been adopted by the Board of Directors; provided, however, that this Plan shall be deemed null and void unless the holders of a majority of the Common Stock shall approve of and consent to such adoption within one (1) year after the date of Board approval.

      14.   Amendment and Termination of Plan

            A. The Board of Directors may at any time terminate, or from time to time modify or suspend, this Plan. The Board may make such amendments and modifications as it deems advisable, in its sole and absolute discretion, except that the Board of Directors may not, without approval of the Stockholders increase the total number of shares with respect to which Options may be granted under this Plan, except as may be effected pursuant to the provisions of Article "3" hereof or change the class of employees who are eligible to be granted ISOs under this Plan; provided, however, that if the Code is amended to revise any provision which is contained in this Plan regarding ISOs, then the foregoing shall be deemed amended and modified to comply with such amendment and provided, further, however, that if any shareholder approval is necessary or desirable in order to comply with Rule 16b-3 under the Exchange Act or with Section 422 of the Code (or other applicable law or regulation) such shareholder approval shall be obtained in compliance with each of such laws. In addition, the Plan may not be amended more than once every six months, other than to comply with changes to the Code, Employee Retirement Income Security Act, or the rules and regulations promulgated under each of such laws.

            B. No amendment, modification, or termination hereof shall in any manner affect any Option theretofore granted under this Plan without the consent of the Grantee.

            C. Unless sooner terminated, no ISOs shall be granted pursuant to this Plan after the tenth (10th) anniversary date of the date upon which this Plan is adopted by the Board; provided, however, that any and all options which are granted under this Plan shall continue in full force and effect until terminated in accordance with the terms and conditions of this Plan.



Date on which this Plan was
Approved by the Stockholders
of the Company:


-------------------------------